Exhibit 99.1

Helmerich & Payne, Inc. Presentation to Investors June 24, 2014

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Current Highlights (Announcing Eight Additional New Builds Today) The Company has entered into multi-year term contracts to build and operate eight additional new FlexRigs. These contracts were recently finalized with four U.S. customers. Since the beginning of this fiscal year (10/1/13), the Company has now announced 61 new FlexRigs, 31 of which have already been delivered. As previously announced, the FlexRig construction cadence will increase from three to four rigs per month beginning September 2014. Also as previously announced, the annualized dividend has increased to $2.75/share.

Distribution of Announced New Builds Of the 61 announced new builds, 29 are scheduled to be delivered to the Permian, 12 to the Eagle Ford, eight to the SCOOP, four each to the Utica and Bakken, two to the Haynesville and one each to the Niobrara and Tuscaloosa Marine Shale. 15 customers have ordered these new FlexRigs under multi-year term contracts (43 FlexRig3 rigs, 17 FlexRig5 rigs, and one FlexRig4 rig). Approximately two-thirds of these new FlexRigs will be equipped with hydraulic skid systems designed for multi-well pad locations.

Evolution of H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

H&P Activity as of June 24, 2014 Rigs Working/ Contracted 289 288 1 9 24 322 Rigs Available 330 297 33 9 32 371 30 401 % Contracted 88% 97% 3% 100% 75% 87% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet 9 of the 297 AC Drive FlexRigs are expected to be transferred to Argentina. Includes announced new build commitments under term contracts. (1) (2)

U.S. Land Market Trends Today Stronger than expected oil and gas prices for 2014 Increasing proportion of horizontal wells with longer laterals and pad drilling requirements Increasing market demand for AC drive rigs Slightly improving spot market pricing Continued customer focus on drilling efficiency, technology and safety Conversations with customers for additional new build orders continue

H&P’s U.S. Land Fleet Activity (1) (1) Includes completed new builds pending delivery and not generating revenue days.

Leading U.S. Unconventional Driller * Includes 30 announced new FlexRigs with customer commitments scheduled for delivery in fiscal 2014 and fiscal 2015. (319 H&P Contracted Land Rigs as of 6/24/14*)

Active In-Transit Idle Total Long-term Contracts Argentina 7 1 2 10 2 Bahrain 3 3 3 Colombia 5 3 8 1 Ecuador 4 1 1 6 1 Mozambique 1 1 Tunisia 2 2 U.A.E. 2 2 2 Total 22 2 8 32 9 H&P’s International Land Operations (1) Includes one FlexRig3 that was transferred from the U.S. and is currently in-transit to country. Nine additional FlexRig3’s will be deployed from the U.S. fleet to Argentina and are expected to be operating by the second fiscal quarter of 2015. (1) Rig Fleet Status (as of June 24, 2014)

H&P Global Fleet Under Term Contract Segment Q3 Q4 Q1 Q2 Q3 Q4 Q1 FY14 FY14 FY15 FY15 FY15 FY15 FY16 U.S. Land 165.2 169.1 157.9 146.8 125.0 100.9 87.1 International Land 13.1 14.5 16.5 17.9 17.8 16.3 14.2 Offshore 2.5 1.9 1.0 1.0 1.0 1.0 1.0 Total 180.8 185.5 175.4 165.7 143.8 118.2 102.3 Number of Rigs Already Under Long-Term Contracts (Estimated Quarterly Average, Including Announced New Builds - as of 6/24/14)

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (2005 – 2013) OSHA Recordable Injury Incidence Rates H&P = 0.84 IADC w/o H&P = 1.81 Injuries per 200,000 Man Hours

Unconventional Plays Shaping Landscape Well Complexity is increasing: Horizontal and directional wells make up over 75% of wells drilled in the U.S. Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas This all creates an expanding level of demand for FlexRigs

Increasing Focus on More Difficult Drilling

As of June 2014 (~1,800 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,900 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

Active U.S. Land Rigs by Rig Type Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. **Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN and PDS.

H&P’s Pad Capable Fleet Roughly half of H&P’s U.S. Land active rigs are equipped with hydraulic skid systems. Our pad capable fleet is fully utilized. Customers continue to contract/add skid systems to existing FlexRigs.

H&P Continues to Capture Market Share


As of October 2008 (Peak)
(~1,900 Active Rigs in U.S. Land)
HP
9%
PTEN
13%
NBR
14%
PDS
7%
UNT
5%
Other Land
Drillers
51%


As of June 2014
(~1,800 Active Rigs in U.S. Land)
HP
15%
PTEN
11%
NBR
11%
PDS
5%
UNT
4%
Other Land
Drillers
54%

Note: The above estimates corresponding to market share are derived from Rig Data. PDS' market share includes both PDS and Grey Wolf rigs. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

H&P’s New Build Program Continues Plan to build three rigs per month through August, and then ramp up to four rigs per month beginning in September of this fiscal year. Flexibility to increase our production cadence and our capital spares capacity. This approach has allowed us to quickly respond to increased FlexRig demand.

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

U.S. Land Active Rig Count BHI Industry Rig Count Through First Quarter of Calendar 2014

U.S. Land Average Daywork Margins(1) (1) Does not include the impact of early contract termination revenue.

** NBR’s operating income corresponds to its U.S. Lower 48, U.S. Offshore and Alaska business units. Ten Year Profit Comparison * PTEN’s operating income includes drilling operations in Canada.

Return on Equity * Including gains from the sale of investment securities and discontinued operations, H&P's corresponding ROE resulted in 17.5%. ** The corresponding ROE values for the selected companies exclude certain extraordinary, non-recurring charges.

Current Dividend Yields Source: Thomson Reuters. Yields calculated as of market close on June 20, 2014.

Ten-Year Relative Shareholder Return Source: Thomson Reuters as of June 20, 2014

In Summary: H&P’s long term strategy for growing shareholder value: Innovation Technology Safety and operational excellence Customer satisfaction

Additional References

A Quick Primer on Helmerich & Payne U.S. land drilling market share leader Focused on innovation and returns on capital Leader in ongoing industry land rig replacement cycle Most modern and capable land drilling fleet Strong balance sheet

Innovation & Applied Technology – FlexRig® AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities 31

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

FlexRigs Delivering Drilling Efficiencies We have over 1,400 rig years of AC Drive FlexRig drilling experience. Drilled over 52 million feet in 2012 Drilled in excess of 61 million feet in 2013 Improved our footage per day by 23% in 2012 Improved our footage per day by 14% in 2013

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and Grey Wolf rigs.

High-Grading Continues Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. As of June 2013 (~1,620 Active Rigs in U.S. Land By Power Type) As of June 2014 (~1,800 Active Rigs in U.S. Land By Power Type)

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data and corporate filings.

FlexRigs Leading in Pad Drilling Efforts AC Drive FlexRigs lead in pad drilling efforts in U.S. Land FlexRig3 first pad application in 2004 FlexRig4 was the first bi-directional land drilling design FlexRig5 is the latest generation of bi-directional, long lateral pad drilling rig We have drilled over 8,500 wells on approximately 1,700 pads

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and CME Oil Prices Natural Gas Prices

Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 6/24/14 H&P’s Exposure to Oil & Liquids Dry Gas (Long-term Contracts) 3% Dry Gas (Spot Market) 3%

Return on Invested Capital (ROIC) * Excludes gains from the sale of investment securities and discontinued operations. H&P's unadjusted ROIC resulted in 16.8%. ** The corresponding ROIC values for the selected companies exclude certain extraordinary, non-recurring charges.

Land Drilling Market Valuations Source: Thomson Reuters as of June 20, 2014.

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